Exhibit 99.3

February 23, 2018 Preliminary Fourth Quarter & Full-Year 2017 Earnings

Forward-Looking Statements and Preliminary Financial Information This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project,” “anticipate,” “may,” “will,” “would” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to the Company’s outlook for the first quarter and full-year 2018 (including expectations regarding agent count, revenue and Adjusted EBITDA margins), the Company’s estimated effective U.S. GAAP tax rate for 2018, and dividends as well as other statements regarding the Company’s strategic and operational plans and business models. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) that the Company’s preliminary results for the third and fourth quarters of 2017 and full-year 2017 are subject to change pending the completion of the Company’s quarter- and year-end closing and review process and the audit of its financial statements for fiscal year 2017, (2) the impact of the findings and recommendations of the Special Committee on the Company and its management and operations, including reputational damage to the Company and the time and expenses incurred in implementing the recommendations of the Special Committee, (3) that, while the Special Committee investigation has been completed, the full implications of the investigation on the Company and its operations are still being evaluated and there may be unanticipated adverse or negative consequences that are not identified at this time, including reputational damage to the Company as well as the time and expense incurred in implementing the recommendations of the Special Committee, (4) any legal proceedings or governmental or regulatory investigations or actions directly or indirectly related to the underlying matters of the Special Committee’s internal investigation may result in adverse findings, the imposition of fines or other penalties, increased costs and expenses, and the diversion of management’s time and resources to address such matters, any of which may have a material adverse effect on the Company, (5) the impact of recent changes to our senior management team, (6) the impact of disclosing previously undisclosed transactions between members of our management team, including the loan from David Liniger to Adam Contos, (7) the existence and identification of control deficiencies, including disclosure controls or internal controls over financial reporting, and any impact of such control deficiencies as well as the associated costs in remediating those control deficiencies, (8) changes in business and economic activity in general, (9) changes in the real estate market or interest rates and availability of financing, (10) the Company’s ability to attract and retain quality franchisees, (11) the Company’s franchisees’ ability to recruit and retain real estate agents and mortgage loan originators, (12) changes in laws and regulations, (13) the Company’s ability to enhance, market, and protect the RE/MAX and Motto Mortgage brands, (14) fluctuations in foreign currency exchange rates, and (15) the impact of the TCJA, as well as those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances. The preliminary financial results and other information set forth in this presentation related to the Company’s third and fourth quarters of 2017 and full-year 2017 are unaudited preliminary numbers which are subject to change. The Company has not completed its quarter- and year-end closing and review process and the audit process for its full-year financial statements with its independent registered public accounting firm. The Company’s final results and financial information for the third and fourth quarters and full-year 2017 may vary materially from the preliminary financial information included in this presentation.

RE/MAX - 45 Years and Still Going Strong RE/MAX Competitive Advantages Unique “agent-centric” model Most-productive agents of any national brand1 #1 global market share2 Unmatched global footprint #1 name in real estate3 1Two surveys of the largest participating U.S. brokerages. The 2017 REAL Trends 500 includes data for 1,705 brokerages with at least 500 transaction sides each. The RIS Media 2017 Power Broker Report includes data for 1,000 brokerages with the highest sales volume and a minimum of 500 residential transaction sides each. 2Based on residential real estate transaction sides 3According to MMR Strategy Group study of unaided awareness

Focused on Creating Shareholder Value 1Free Cash Flow (“FCF”) = Operating Cash Flow – Capital Expenditures; $22M 2017 quarterly dividend payments / $61M 2017 FCF = 36%; see Appendix for reconciliation of non-GAAP measures Shareholder Return is Driven By Agent growth Over 7,000 agents, +6.4% YoY Franchise sales increase Over 1,000 units sold in ’17, our best year in over a decade Motto Mortgage expands More than 70 units sold inception to date Reinvestment in the business Innovation: New Strategy function launched Training: Profit/Ability tour Technology: Automated digital advertising and social posting Independent region acquisitions Northern Illinois – Nov. 2017 Dividend metrics 36% of FCF1 in 2017 11% increase to quarterly dividend Committed to returning capital in a prudent and consistent manner Organic Growth Catalysts Return of Capital FCF1 Fuels Catalysts and Return of Capital to Create Shareholder Value

Iconic RE/MAX Brand Refreshed Extensive Customer Surveys Drove the Outcome More than 20,000 U.S. & Canadian consumers surveyed Contemporary twist on #1 real estate brand1 Works well across all social, digital and mobile marketing platforms 1Source: MMR Strategy Group study of unaided brand awareness in the U.S. and Canada

Motto Mortgage Growth Increases Over 70 franchise sales in 29 states during our first 16 months of operations Over 30 offices open Validating the concept with each new office opened Scaling the business efficiently and effectively Franchise sales in 2018 expected to be comparable to 2017

Solid Home Sales Continue, Low Inventory and Rising Prices Maintain the Seller’s Market Dynamic Source: February 2018 RE/MAX National Housing Report. See About The RE/MAX National Housing Report in the Appendix for Description and Definitions Closed Transactions year over year change Months Supply 6-months considered average, historically Median Sales Price Median of 53 metro median prices Days on Market Number of days from listing to signed contract 3.4 January 2018 3.8 January 2017 3.7 December 2017

Growing Our Global Network Year-over-Year Agent Count Growth of 6.4% (+7,126 agents) +6.4% YoY +2.3% YoY (+1,872 agents) +17.8% YoY (+5,254 agents) December 31, 2016 December 31, 2017 Agent Count Growth Year-over-Year 111,915 82,402 29,513 119,041 84,274 34,767 Total RE/MAX U.S. & Canada Outside U.S. & Canada

Agent Count in the U.S. and Canada Increases Agents in the U.S. Agent Count Growth FY 2017 over FY 2016 Agents in Canada +2.1% (+440 Agents) +2.3% (+1,432 Agents)

RE/MAX Rallied in Support of Hurricane-Impacted Associates and Their Communities Continuing franchise fees and broker fees waived for those impacted Based on individual facts and circumstances ~$2.0 million of fees waived reduced both FY17 revenue and Adjusted EBITDA1 by same amount Fees waived reduced both FY17 GAAP and Adjusted EPS1 by ~$0.04 per diluted share 1Adjusted EBITDA and Adjusted EPS are non-GAAP measures. See the Appendix for definitions and reconciliations of non-GAAP measures.

Northern Illinois Acquisition Overview Includes America’s 3rd Largest City, Chicago Purchase price: $35.7 million Acquired November 2017 Key Statistics 1As of acquisition date 2Based on data from the Midwest Real Estate Data Multiple Listing Service 3Adjusted EBITDA is a non-GAAP measure. See the Appendix for definitions of non-GAAP measures. RE/MAX expects the Northern Illinois acquisition will contribute in FY 2018 an incremental: $5.0 million in revenue $3.5 – $4.0 million in Adjusted EBITDA3 Expected Impact to FY 2018 Chicago is the 3rd largest city in America RE/MAX is the market leader2: #1 in Listings Sold #1 in Total Transactions Market Highlights Agent Count: 2,2661 Office locations: 1061

Preliminary Revenue Acquired Regions, Agent Growth Driving Revenue FY 2017: Recurring revenue accounted for 65.1% of revenue in 2017 vs. 64.6% in 2016 Continuing franchise fees increased primarily due to contributions from the acquired regions, agent count growth, fee increases in Company-owned regions and Motto Broker fee revenue increased due to contributions from the acquired regions, rising home prices, and agent count growth Revenue ($M) Fourth Quarter Full-Year 2017 2016 Change 2017 2016 Change $ % $ % Continuing franchise fees $24.4 $21.5 $2.9 13.4% $93.7 $81.2 $12.5 15.4% Annual dues $8.6 $8.4 $0.2 2.8% $33.8 $32.7 $1.1 3.4% Broker fees $10.9 $9.1 $1.8 19.5% $43.8 $37.2 $6.6 17.7% Franchise sales and other franchise revenue $5.6 $5.4 $0.2 3.2% $24.7 $25.1 ($0.5) (1.8%) Brokerage Revenue $0.0 $0.0 $0.0 n/a $0.0 $0.1 ($0.1) n/a Total Revenue $49.5 $44.4 $5.1 11.4% $195.9 $176.3 $19.6 11.1%

Preliminary Selling, Operating and Administrative Expenses For Q4 2017: SO&A was 56.6% of revenue in Q4 2017 vs. 56.8% in Q4 2016 Selling, operating and administrative expenses increased mainly due to $2.6 million in special investigation expenses, investments in Motto, as well as an increase in other litigation costs, partially offset by expenses incurred in the fourth quarter of 2016 related to the refinancing of the Company’s debt agreement $ % $ % Personnel $11.5 $11.7 -$0.2 (1.6%) $45.1 $42.4 $2.7 6.4% Professional fees $6.6 $6.1 $0.5 8.2% $16.9 $13.3 $3.6 27.2% Rent $2.5 $2.2 $0.3 14.0% $12.9 $8.7 $4.2 48.3% Other $7.5 $5.3 $2.2 40.5% $32.4 $23.3 $9.1 39.2% Total $28.0 $25.2 $2.8 11.0% $107.3 $87.6 $19.6 22.4% SO&A Expenses ($M) Fourth Quarter Year to Date 2017 2016 Change 2017 2016 Change

U.S. Tax Reform to Reduce Effective Tax Rate Capital Allocation Priorities Remain Unchanged Net Financial Impact Preliminary Q4 and FY2017 net expense of $8.2 million or reduction of $0.46 per diluted share (GAAP EPS) Effective tax rate is expected to drop from current 23-25% to 14-17% beginning in FY2018 Capital Allocation Priorities Remain Unchanged Reinvest in the business to drive organic growth Acquire Independent Regions and other strategic acquisitions Return of capital

Looking Ahead – Q1 2018 and FY 2018 Outlook Growing Our Network, Our Business and Our Brand For the first quarter of 2018, RE/MAX Holdings expects: Agent count to increase 5.5% to 6.5% over first quarter 2017; Revenue in a range of $49.5 million to $51.0 million; Adjusted EBITDA margin2 in a range of 38.0% to 39.0% of first quarter 2018 revenue Q1 2018 Outlook1 Full-Year 2018 Outlook1 For the full-year 2018, RE/MAX Holdings expects: Agent count to increase 5.0% to 6.0% over full-year 2017; Revenue in a range of $205.5 million to $209.0 million; Adjusted EBITDA margin2 in a range of 50.5% to 52.5% of 2018 revenue 1Includes the expected impact from the new revenue recognition accounting rules and assumes no further currency movements, acquisitions or dispositions. The new revenue recognition accounting rules are estimated to reduce FY 2018 revenue by $3 million. 2Adjusted EBITDA margin is a non-GAAP measure. Please see the Appendix for definitions non-GAAP measures.

Leading Real Estate Franchisor with Recurring Revenues, High Margins and Strong Free Cash Flow #1 Real Estate Franchise Brand1 with Unmatched Global Footprint Highly Productive Network of More Than 115,000 Agents Agent-Centric Model is Different and Better Largely Recurring Fee-Based Revenue Model with Strong Margins & Cash Flow 100% Franchised Business Multiple Drivers of Shareholder Value Creation 1Source: MMR Strategy Group study of unaided brand awareness in the U.S. and Canada

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Appendix

About The RE/MAX National Housing Report Description The RE/MAX National Housing Report is distributed each month on or about the 15th. The first Report was distributed in August 2008. The Report is based on MLS data in approximately 53 metropolitan areas, includes all residential property types, and is not annualized. For maximum representation, many of the largest metro areas in the country are represented, and an attempt is made to include at least one metro from each state. Metro area definitions include the specific counties established by the U.S. Government’s Office of Management and Budget, with some exceptions. Definitions Transactions are the total number of closed residential transactions during the given month. Months Supply of Inventory is the total number of residential properties listed for sale at the end of the month (current inventory) divided by the number of sales contracts signed (pended) during the month. Where “pended” data is unavailable, this calculation is made using closed transactions. Days on Market is the number of days that pass from the time a property is listed until the property goes under contract for all residential properties sold during the month. Median Sales Price is the median of the median sales prices in each of the metro areas included in the survey. MLS data is provided by contracted data aggregators, RE/MAX brokerages and regional offices. While MLS data is believed to be accurate, it cannot be guaranteed. MLS data is constantly being updated, making any analysis a snapshot at a particular time. Every month the RE/MAX National Housing Report re-calculates the previous period’s data to ensure accuracy over time. All raw data remains the intellectual property of each local MLS organization.

Adjusted EBITDA1 ($M) Preliminary Adjusted EBITDA Growth For Q4 2017: Adjusted EBITDA up year-over-year due to the acquired regions and agent count growth Increases were partially offset by investments in Motto Mortgage and the brand refresh 1Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP numbers and exclude all adjustments attributable to the non-controlling interest. See the Appendix for definitions and reconciliations of Non-GAAP measures. +16.0% Adjusted EBITDA1 Margin($M) 51.2% 46.6% 59.7% 52.2% 53.4% $22.8 $26.4

Strong Balance Sheet Bolsters Ability to Reinvest and Return Capital to Shareholders Preliminary Balance Sheet & Leverage Cash balance of $50.8 million on December 31, 2017, down $6.8 million from December 31, 2016 $229.0 million in term loans1 and no revolving loans outstanding Total Debt / Adjusted EBITDA of 2.2x2 Net Debt / Adjusted EBITDA of 1.7x3 Dividend On February 21, 2018, the Company’s Board of Directors approved a quarterly cash dividend of $0.20 per share. The quarterly dividend is payable on March 21, 2018, to shareholders of record at the close of business on March 7, 2018. 1Net of unamortized debt discount and debt issuance costs 2Based on twelve months ended December 31, 2017, Adjusted EBITDA of $103.9M and total debt of $229.0M, net of unamortized debt discount and debt issuance costs 3Based on twelve months ended December 31, 2017, Adjusted EBITDA of $103.9M and net debt of $178.2M, net of unamortized debt discount, debt issuance costs and cash balance at December 31, 2017

Recent Independent Region Acquisitions Region Agents1 RE/MAX now captures 100% of fee revenue earned by the regions (previously captured all fee revenue from Annual Dues and between 15-30% of other fee revenue earned in Independent Regions) Offices1 1As of acquisition date Date Acquired New York 869 60 Feb-16 Alaska 245 9 Apr-16 New Jersey 3,008 168 Dec-16 Kentucky/Tennessee 1,929 120 Dec-16 Georgia 1,488 94 Dec-16 Southern Ohio 546 42 Dec-16 Northern Illinois 2,266 106 Nov-17 Total 10,351 599

Amortization Expense for Acquired Intangible Assets is Expected to Decrease in 2018 During 2017, franchise agreements related to earlier independent region acquisitions, including California and Texas, became fully amortized causing amortization expense to decline throughout the year Total amortization expense in FY 2018 is expected to be approximately $17.6 million Amortization expense for acquired intangible assets is expected to represent ~90% of total amortization expense in FY18, or ~$15.6 million Assuming no further acquisitions, amortization expense for acquired intangible assets in FY18 is expected to be recognized ratably by quarter

Positive Forecasts for 2017 & 2018 Gradual Expansion of the Housing Market Continues Monthly Existing Home Sales1 (Thousands) Annual Existing Home Sales2,3 (M) Housing Starts - Single Family3,4 (Thousands) Home Price Appreciation2,3 (YoY) 1Source: NAR (National Association of Realtors) – Existing Home Sales, numbers presented are not seasonally adjusted; December 2013 through December 2017 2Source: NAR (National Association of Realtors) – U.S. Economic Outlook, January 2018 3Source: Fannie Mae – Economic and Strategic Research – Housing Forecast, January 2018 4Source: NAHB (National Association of Home Builders) – Housing and Interest Rate Forecast December 2017 200 250 300 350 400 450 500 550 600 650 5.5 5.6 5.6 5.7 5.5 5.5 5.5 5.7 2016 2017e 2018e 2019e Fannie Mae NAR 6.4% 5.6% 5.6% 3.5% 5.1% 5.9% 2.1% 3.6% 2016 2017e 2018e 2019e Fannie Mae NAR 782 854 928 965 784 854 893 940 2016 2017e 2018e 2019e Fannie Mae NAHB

Mortgage Finance Forecasts Purchase Originations Expected to Grow, Rates to Rise Slowly 1Source: Mortgage Bankers Association – MBA Mortgage Finance Forecast January 2018 Loan Originations1 (Billions) Mortgage & Interest Rates1 3.8% 4.0% 4.8% 5.3% 2.1% 2.4% 3.0% 3.4% 2016 2017e 2018e 2019e 30-Year Fixed $1,052 $1,110 $1,183 $1,250 $999 $600 $426 $395 2016 2017e 2018e 2019e Purchase Refinance

RE/MAX Holdings, Inc.
Agent Count

	As of							
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Agent Count:								
U.S.								
Company-owned Regions (1)	49,411	47,397	47,252	46,708	46,240	39,790	39,493	38,469
Independent Regions (1)	13,751	16,152	15,997	15,733	15,490	22,451	22,142	21,848
U.S. Total	**63,162**	**63,549**	**63,249**	**62,441**	**61,730**	**62,241**	**61,635**	**60,317**
Canada								
Company-owned Regions	6,882	6,924	6,893	6,786	6,713	6,728	6,701	6,580
Independent Regions	14,230	14,236	14,160	14,050	13,959	13,828	13,635	13,239
Canada Total	21,112	21,160	21,053	20,836	20,672	20,556	20,336	19,819
U.S. and Canada Total	**84,274**	**84,709**	**84,302**	**83,277**	**82,402**	**82,797**	**81,971**	**80,136**
Outside U.S. and Canada								
Independent Regions	34,767	32,859	31,968	30,527	29,513	28,391	27,989	26,572
Outside U.S. and Canada Total	**34,767**	**32,859**	**31,968**	**30,527**	**29,513**	**28,391**	**27,989**	**26,572**
Total	**119,041**	**117,568**	**116,270**	**113,804**	**111,915**	**111,188**	**109,960**	**106,708**
Net change in agent count compared to the prior period	1,473	1,298	2,466	1,889	727	1,228	3,252	1,882

(1) As of each quarter ended December 31, 2017, U.S. Company-owned Regions include agents in the Northern Illinois region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of Northern Illinois, Inc. ("RE/MAX of Northern Illinois"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the northern region of the state of Illinois, on November 15, 2017. As of the acquisition date, the Northern Illinois region had 2,266 agents. As of each quarter end since December 31, 2016, U.S. Company-owned Regions include agents in the Georgia, Kentucky/Tennessee and Southern Ohio regions, which converted from Independent Regions to Company-owned Regions in connection with the acquisition of certain assets of RE/MAX of Georgia, Inc., RE/MAX of Kentucky/Tennessee, Inc. and RE/MAX of Southern Ohio, Inc., collectively ("RE/MAX Regional Services"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the states of Georgia, Kentucky and Tennessee and Southern Ohio, on December 15, 2016. As of the acquisition date, the Georgia, Kentucky/Tennessee and Southern Ohio regions had 3,963 agents. As of each quarter end since December 31, 2016, U.S. Company-owned Regions include agents in the New Jersey region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of New Jersey, Inc. ("RE/MAX of New Jersey"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of New Jersey, on December 1, 2016. As of the acquisition date, the New Jersey region had 3,008 agents. As of each quarter end since June 30, 2016, U.S. Company-owned Regions include agents in the Alaska region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of Alaska, Inc. ("RE/MAX of Alaska"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of Alaska, on April 1, 2016. As of the acquisition date, the Alaska region had 245 agents. In addition, as of each quarter end since March 31, 2016, U.S. Company-owned Regions include agents in the New York region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of New York, Inc. ("RE/MAX of New York"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of New York, on February 22, 2016. As of the acquisition date, the New York region had 869 agents.

RE/MAX

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RE/MAX Holdings, Inc.
Preliminary Adjusted EBITDA Reconciliation to Net Income
(Reflects RE/MAX Holdings with 100% ownership of RMCO, LLC)

(Amounts in 000s)

	Three months ended December 31, 2017	Three months ended December 31, 2016	Year ended December 31, 2017	Year ended December 31, 2016
Net income	$ 1,934	$ 8,514	$ 35,179	$ 47,810
Depreciation and amortization	4,834	4,612	20,512	16,094
Interest expense	2,582	2,103	9,996	8,596
Interest income	(157)	(42)	(352)	(160)
Provision for income taxes	44,693	3,097	55,576	15,273
EBITDA	53,886	18,284	120,911	87,613
Loss (gain) on sale or disposition of assets and sublease (1)	401	4	4,260	(171)
Loss on early extinguishment of debt	—	2,757	—	2,893
Equity-based compensation expense	739	518	2,900	2,330
Public offering related expenses	—	—	—	193
Acquisition related expenses (2)	1,491	1,200	5,889	1,899
Gain on reduction in TRA liability (3)	(32,736)	—	(32,736)	—
Special investigation costs (4)	2,634	—	2,634	—
Adjusted EBITDA (5)	$ 26,415	$ 22,763	$ 103,858	$ 94,757
Adjusted EBITDA Margin (5)	53.4 %	51.2 %	53.0 %	53.7 %

(1) Represents loss (gain) on the sale or disposition of assets as well as the losses (gains) on the sublease of a portion of the Company's corporate headquarters office building.
(2) Acquisition-related expenses include fees incurred in connection with the Company's acquisition and integration of certain assets of Tails, Inc. ("Tails") in October 2013, the six independent regions that were acquired during 2016 (New York, Alaska, New Jersey, Georgia, Kentucky/Tennessee and Southern Ohio), Motto and the independent region acquired during 2017 (Northern Illinois). Costs include legal, accounting and advisory fees, consulting fees for integration services and litigation settlement and fees specific to Tails.
(3) Gain on reduction in tax receivable agreement liability is a result of the Tax Cuts and Jobs Act enacted in December 2017.
(4) Special investigation costs relate to costs incurred in relation to a special committee of independent directors appointed by the Board of Directors to investigate allegations concerning actions of certain members of our senior management.
(5) Non-GAAP measure. See elsewhere in this presentation for definitions of non-GAAP measures.

RE/MAX

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RE/MAX Holdings, Inc.

Preliminary Adjusted Net Income & Adjusted Earnings per Share

(Reflects RE/MAX Holdings with 100% ownership of RMCO, LLC)

(Amounts in 000s)

	Three months ended December 31, 2017	Three months ended December 31, 2016	Year ended December 31, 2017	Year ended December 31, 2016
Net income	$ 1,934	$ 8,514	$ 35,179	$ 47,810
Amortization of acquired intangible assets	3,847	4,081	17,741	14,590
Provision for income taxes	44,693	3,097	55,576	15,273
Add-backs:				
Loss (gain) on sale or disposition of assets and sublease (1)	401	4	4,260	(171)
Loss on early extinguishment of debt	—	2,757	—	2,893
Equity-based compensation expense	739	518	2,900	2,330
Public offering related expenses	—	—	—	193
Acquisition related expenses (2)	1,491	1,200	5,889	1,899
Gain on reduction in TRA liability (3)	(32,736)	—	(32,736)	—
Special investigation costs (4)	2,634	—	2,634	—
Adjusted pre-tax net income	23,003	20,171	91,443	84,817
Less: Provision for income taxes at 38%	(8,741)	(7,665)	(34,748)	(32,230)
Adjusted net income (5)	$ 14,262	$ 12,506	$ 56,695	$ 52,587
Total basic pro forma shares outstanding	30,256,591	30,207,530	30,248,133	30,188,341
Total diluted pro forma shares outstanding	30,307,344	30,265,670	30,291,400	30,237,368
Adjusted net income basic earnings per share (5)	$ 0.47	$ 0.41	$ 1.87	$ 1.74
Adjusted net income diluted earnings per share (5)	$ 0.47	$ 0.41	$ 1.87	$ 1.74

(1) Represents loss (gain) on the sale or disposition of assets as well as the losses (gains) on the sublease of a portion of the Company's corporate headquarters office building.

(2) Acquisition-related expenses include fees incurred in connection with the Company's acquisition and integration of certain assets of Tails, Inc. ("Tails") in October 2013, the six independent regions that were acquired during 2016 (New York, Alaska, New Jersey, Georgia, Kentucky/Tennessee and Southern Ohio), Motto and the independent region acquired during 2017 (Northern Illinois). Costs include legal, accounting and advisory fees, consulting fees for integration services and litigation settlement and fees specific to Tails.

(3) Gain on reduction in tax receivable agreement liability is a result of the Tax Cuts and Jobs Act enacted in December 2017.

(4) Special investigation costs relate to costs incurred in relation to a special committee of independent directors appointed by the Board of Directors to investigate allegations concerning actions of certain members of our senior management.

(5) Non-GAAP measure. See elsewhere in this presentation for definitions of non-GAAP measures.

RE/MAX

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Non-GAAP measure. See the end of this presentation for definitions of non-GAAP measures. RE/MAX Holdings, Inc. Preliminary Free Cash Flow & Unencumbered Cash Generation (Amounts in 000s) 2017 2016 Cash flow from operations $ 63,288 $ 64,379 Less: Purchases of property, equipment and software (2,126) (4,395) Free cash flow (1) 61,162 59,984 Free cash flow 61,162 59,984 Less: Tax/Other non-dividend distributions to RIHI (8,217) (10,391) Free cash flow after tax/non-dividend distributions to RIHI (1) 52,945 49,593 Free cash flow after tax/non-dividend distributions to RIHI 52,945 49,593 Less: Quarterly debt principal payments (2,350) (2,081) Less: Annual excess cash flow (ECF) payment - (12,727) Unencumbered cash generated (1) $ 50,595 $ 34,785 Summary Cash flow from operations $ 63,288 $ 64,379 Free cash flow $ 61,162 $ 59,984 Free cash flow after tax/non-dividend distributions to RIHI $ 52,945 $ 49,593 Unencumbered cash generated $ 50,595 $ 34,785 Adjusted EBITDA $ 103,858 $ 94,757 Free cash flow as % of Adjusted EBITDA 58.9% 63.3% Free cash flow less distributions to RIHI as % of Adjusted EBITDA 51.0% 52.3% Unencumbered cash generated as % of Adjusted EBITDA 48.7% 36.7% Year ended December 31,

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS) and Free cash flow. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP. The Company calculates Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited condensed consolidated financial statements included in the Company’s earnings release issued on February 22, 2018), adjusted for the impact of the following items that are either non-cash or the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, loss on early extinguishment of debt, equity based compensation expense, professional fees and certain expenses incurred in connection with the issuance of Class A common stock as a result of RIHI’s redemption of common units in RMCO, acquisition-related expenses and other non-recurring items including the impact of the Tax Cut and Jobs Act and the special investigation expenses. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue. During the first quarter of 2017, the Company revised its definitions of Adjusted EBITDA and Adjusted EBITDA margin to better reflect the performance of the business and comply with SEC guidance. The Company now adjusts for equity-based compensation expense and no longer adjusts for straight-line rent expense and severance-related expenses. Adjusted EBITDA and Adjusted EBITDA margin were revised in prior periods to reflect this change for consistency in presentation. Because Adjusted EBITDA and Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of its operating businesses and provides greater transparency into the Company’s results of operations. The Company’s management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of the business. Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing the Company’s results as reported under U.S. GAAP. Some of these limitations are: these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs; these measures do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on its debt; these measures do not reflect the Company’s income tax expense or the cash requirements to pay its taxes; these measures do not reflect the cash requirements to pay dividends to stockholders of the Company’s Class A common stock and tax and other cash distributions to its non-controlling unitholders; these measures do not reflect the cash requirements to pay RIHI Inc. and Oberndorf pursuant to the tax receivable agreements; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements; although equity-based compensation is a non-cash charge, the issuance of equity-based awards may have a dilutive impact on earnings per share; and other companies may calculate these measures differently so similarly named measures may not be comparable. The Company’s Adjusted EBITDA margin guidance does not include certain charges and costs. The adjustments to EBITDA margin in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA margin in prior quarters, such as gain on sale or disposition of assets and sublease and acquisition related expenses, among others. The exclusion of these charges and costs in future periods will have a significant impact on the Company’s Adjusted EBITDA margin. The Company is not able to provide a reconciliation of the Company’s Non-GAAP financial guidance to the corresponding U.S. GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs. Non-GAAP Financial Measures

Adjusted net income is calculated as Net income attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company’s operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets and sub-lease, loss on early debt extinguishment, public-offering related expenses, acquisition-related expenses, equity-based compensation expense, the impact of the TCJA and special investigation expenses). Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (as defined above) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable. When used in conjunction with GAAP financial measures, Adjusted net income and Adjusted EPS are supplemental measures of operating performance that management believes are useful measures to evaluate the Company’s performance relative to the performance of its competitors as well as performance period over period. By assuming the full exchange of all outstanding non-controlling interests, management believes these measures: facilitate comparisons with other companies that do not have a low effective tax rate driven by a non-controlling interest on a pass-through entity; facilitate period over period comparisons because they eliminate the effect of changes in Net income attributable to RE/MAX Holdings, Inc. driven by increases in its ownership of RMCO, LLC, which are unrelated to the Company’s operating performance; and eliminate primarily non-cash and other items that management does not consider to be useful in assessing the Company’s operating performance. Free cash flow is calculated as cash flows from operations less capital expenditures, both as reported under GAAP, and quantifies how much cash a company has to pursue opportunities that enhance shareholder value. The Company believes free cash flow is useful to investors as a supplemental measure as it calculates the cash flow available for working capital needs, re-investment opportunities, potential independent region and strategic acquisitions, dividend payments or other strategic uses of cash. Free cash flow after tax and non-dividend distributions to RIHI is calculated as free cash flow less tax and other non-dividend distributions paid to RIHI (the non-controlling interest holder) to enable RIHI to satisfy its income tax obligations. Similar payments would be made by the Company directly to federal and state taxing authorities as a component of the Company’s consolidated provision for income taxes if a full exchange of non-controlling interests occurred in the future. As a result and given the significance of the Company’s ongoing tax and non-dividend distribution obligations to its non-controlling interest, free cash flow after tax and non-dividend distributions, when used in conjunction with GAAP financial measures, provides a meaningful view of cash flow available to the Company to pursue opportunities that enhance shareholder value. Unencumbered cash generated is calculated as free cash flow after tax and non-dividend distributions to RIHI less quarterly debt principal payments less annual excess cash flow payment on debt, as applicable. Given the significance of the Company’s excess cash flow payment on debt, when applicable, unencumbered cash generated, when used in conjunction with GAAP financial measures, provides a meaningful view of the cash flow available to the Company to pursue opportunities that enhance shareholder value after considering its debt service obligations. Non-GAAP Financial Measures (continued)